UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2024

Renalytix plc

(Exact name of registrant as specified in its Charter)

England and Wales	001-39387	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Finsgate 5-7 Cranwood Street London EC1V 9EE United Kingdom
(Address of principal executive offices) (Zip Code)

+44 20 3139 2910
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.0025 per ordinary share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing two ordinary shares, nominal value £0.0025 per ordinary share	RNLX	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K is being filed solely to correct a date referenced in Exhibit 16.1 of the Current Report on Form 8-K filed on June 24, 2024 (the “Original Form 8-K”). No other changes have been made to the Original Form 8-K.

Item 4.01 Changes in Registrant's Certifying Account

New Independent Registered Public Accounting Firm

As part of the ongoing process to reduce cost of operations and optimize third-party support services for Renalytix plc (the “Company”), the Audit Committee (the “Committee”) of the Board of Directors of the Company recently conducted a selection process to determine the Company's independent registered public accounting firm for the fiscal year ended June 30, 2024. The Committee invited several public accounting firms to participate in the process and on June 19, 2024, the Committee approved the engagement of CohnReznick LLP (“CohnReznick”), to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2024 with such appointment to be effective as of June 19, 2024.

During the Company’s two most recent fiscal years ended June 30, 2023 and 2022, as well as the subsequent interim periods through the date of this Current Report, neither the Company nor anyone acting on its behalf consulted with CohnReznick regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Previous Independent Registered Public Accounting Firm

On June 21, 2024, Ernst & Young LLP (“Ernst & Young”) was informed that the Committee approved Ernst & Young’s dismissal as the Company’s independent registered public accounting firm with such dismissal to be effective as of June 18, 2024.

Ernst & Young’s reports on the Company's consolidated financial statements for the fiscal years ended June 30, 2023, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph regarding the entity’s ability to continue as a going concern included in Ernst & Young’s report on the Company's consolidated financial statements as of and for the year ended June 30, 2023.

During the Company’s fiscal years ended June 30, 2023, 2022 and 2021, and the subsequent interim period through the date of this Current Report: (i) there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K except for a material weakness in the design of the Company’s internal control over financial reporting reported in Item 15 on Form 20-F for the fiscal year end June 30, 2022 related to stock-based compensation, which was remediated as of June 30, 2023.

We have provided Ernst & Young with a copy of the foregoing disclosures and have requested that Ernst & Young furnish us with a letter addressed to the United States Securities and Exchange Commission stating that it agrees with the above disclosures. Attached as Exhibit 16.1 is a copy of that letter, dated June 24, 2024.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Description
16.1	Letter from Ernst & Young addressed to the United States Securities and Exchange Commission, dated June 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

renalytix plc

Dated: June 25, 2024	By:	/s/ James McCullough
James McCullough Chief Executive Officer